Exhibit 99.1

Cerus Corporation Announces Third Quarter Financial Results

Total Revenue of $46.3 Million Grew 10% YoY in the Third Quarter

Product Revenue of $39.6 Million Grew 10% YoY in the Third Quarter despite 6% FX headwind

CONCORD, CA, November 3, 2022 - Cerus Corporation (Nasdaq: CERS) today announced financial results for the third quarter ended September 30, 2022.

Recent developments and highlights include:

•	Third quarter 2022 total revenue of $46.3 million, reflecting a 10% increase over the third quarter of 2021. Total revenue was composed of (in thousands, except %):

	Three Months Ended September 30,		Change	Nine Months Ended September 30,		Change
	2022	2021	%	2022	2021	%
Product Revenue	$39,571	$36,131	10%	$118,014	$90,994	30%
Government Contract Revenue	6,772	5,970	13%	18,980	18,436	3%

Total Revenue	$46,343	$42,101	10%	$136,994	$109,430	25%

•

Awarded $9.1 million contract by the U.S. Department of Defense (DoD) Industrial Base Analysis and Sustainment (IBAS) program for development of pathogen reduced, lyophilized cryoprecipitate (“LyoCryo”) to treat bleeding due to trauma.

•	Received Health Canada approval for 7-day shelf life for INTERCEPT platelets.

•	Receipt of feedback from and close-out of all modules by our notified body, TUV, related to our INTERCEPT Red Blood Cells CE Mark submission; review by the competent authority is ongoing.

•

Third quarter 2022 net loss attributable to Cerus Corporation of $8.5 million, or $0.05 per basic and diluted share, reflecting an improvement of $3.9 million over the prior year period of $12.4 million, or $0.07 per basic and diluted share, led by strength of growing INTERCEPT platelet business in North America coupled with continued financial discipline.

•

Non-GAAP Adjusted EBITDA for the third quarter of 2022 was negative $2.7 million, compared to negative $5.6 million during the prior year period. For additional information, please see definitions and the reconciliation of this non-GAAP measure to net loss attributable to Cerus Corporation accompanying this release.

•	Narrowing full-year product revenue guidance to a range of $160 million to $162 million, given foreign exchange rate headwinds anticipated for the rest of the year.

•	Cash, cash equivalents, and short-term investments were $103.8 million at September 30, 2022.

“We continue to execute in this challenging environment on our mission to make INTERCEPT the standard of care in transfusion medicine and have progressed on our manufacturing expansion efforts,” said William ‘Obi’ Greenman, Cerus’ president and chief executive officer. “Despite the 6% FX headwind, the resiliency in our business of safeguarding the global blood supply is evident in our results, even in the face of continued macroeconomic and geopolitical challenges over the balance of this year.”

“We expect to see continued strong demand for INTERCEPT platelets as we close out the year, and at the same time, we see expanded adoption of our IFC product, which we believe has the potential to impact patient’s lives meaningfully. Given the global nature of our business coupled with expectations for strength of the dollar going forward, we are narrowing our 2022 product revenue guidance range to $160-162 million for the full year,” Greenman continued. “Importantly, with this growth and our continued financial discipline, we have been progressing towards our goal of cashflow breakeven.”

Revenue

Product revenue during the third quarter of 2022 was $39.6 million, compared to $36.1 million during the prior year period. The 10% year-over-year growth in product revenue during the quarter comes despite ongoing headwinds associated with unfavorable foreign exchange rates, primarily with respect to average EUR:USD rates, resulting in a top-line impact of 6% year-over-year. The reported revenue growth was once again led by continued demand for our platelet products in North America.

Third quarter 2022 government contract revenue was $6.8 million, compared to $6.0 million during the prior year period. Reported government contract revenue is comprised of funding associated with research and development (R&D) activities related to the INTERCEPT Blood System for Red Blood Cells and sponsored efforts related to the development of next-generation pathogen reduction technology for whole blood.

Product Gross Profit & Margin

Product gross profit for the third quarter of 2022 was $21.9 million, increasing by $3.4 million over the prior year period. Product gross margin for the third quarter of 2022 was 55.4% compared to 51.3% for the third quarter of 2021, up more than 300 basis points compared to the second quarter of 2022.

Operating Expenses

Total operating expenses for the third quarter of 2022 were $36.1 million compared to $35.6 million for the same period of the prior year. Ongoing financial discipline during the quarter continues to position the Company for reaching cashflow breakeven in the near term.

Selling, general and administrative (SG&A) expenses for the third quarter of 2022 totaled $19.9 million, compared to $20.4 million for the third quarter of 2021, reflecting ongoing leverage of the Company’s expense structure with ramping product sales.

R&D expenses for the third quarter of 2022 were $16.2 million, compared to $15.3 million for the third quarter of 2021. In the third quarter, the increase in Company’s R&D expenses on a year-over-year basis were related to the development of next generation product and LED illuminator, partially offset by the completion of the Phase IV PIPER study in 2021.

Net Loss Attributable to Cerus Corporation

Net loss attributable to Cerus Corporation for the third quarter of 2022 was $8.5 million, or $0.05 per basic and diluted share, compared to a net loss attributable to Cerus Corporation of $12.4 million, or $0.07 per basic and diluted share, for the third quarter of 2021.

Non-GAAP Adjusted EBITDA

Non-GAAP Adjusted EBITDA for the third quarter of 2022 was negative $2.7 million, compared to non-GAAP Adjusted EBITDA of negative $5.6 million for the third quarter of 2021. For additional information, please see definitions and the reconciliation of this non-GAAP measure to net loss attributable to Cerus Corporation accompanying this release.

Balance Sheet & Cash Use

At September 30, 2022, the Company had cash, cash equivalents and short-term investments of $103.8 million, compared to $107.0 million at June 30, 2022.

As of September 30, 2022, the Company carried $55.0 million of notes due and a balance on its revolving line of credit of $14.9 million. The Company continues to have access to an additional $5 million under its revolving line of credit.

For the third quarter, net cash used in operating activities totaled $2.1 million as compared to $6.6 million during the prior year period. For the first nine months of 2022, net cash used in operating activities totaled $23.9 million as compared to $32.7 million during the prior year period. In both instances, increased product sales and their gross profit contribution, as well as strong working capital management, drove the improvements versus the prior year period.

2022 Product Revenue Guidance

The Company is narrowing its previously stated product revenue guidance range. The Company expects full-year 2022 product revenue to be in the range of $160 million to $162 million, compared to its previous guidance range of $160 million to $165 million, representing anticipated continued strong demand for our products and expectations for continued strength of the U.S. dollar versus the Euro.

Quarterly Conference Call

The Company will host a conference call at 4:30 P.M. EDT this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To listen to the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir.

A replay will be available on Cerus’ website approximately three hours after the call through November 17, 2022.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE Mark and FDA approval for these two blood components. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the US. Also in the US, the INTERCEPT Blood System for Cryoprecipitation is approved for the production of INTERCEPT Fibrinogen Complex, a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to Cerus’ 2022 annual product revenue guidance, including Cerus’ expectation of organic revenue growth globally for the full year; the resiliency in Cerus’ business in the face of macroeconomic and geopolitical challenges in the future; Cerus’ expectations regarding demand for its INTERCEPT platelets and expanded adoption of its IFC product; Cerus’ belief regarding the IFC product’s potential to impact patient’s lives meaningfully; Cerus’ goal of achieving cashflow breakeven in the near-term; Cerus’ continuing access to $5 million under its revolving line of credit; Cerus’ anticipation of continued strong demand for its products; Cerus’ expectations for continued strength of the U.S. dollar versus the Euro; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its 2022 annual product revenue guidance, (b) effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, (e) effectively expand its commercialization activities into additional geographies and/or (f) realize any revenue contribution from its pipeline product candidates, whether due to Cerus’ inability to obtain regulatory approval of its pipeline programs, or otherwise; risks associated with the ultimate duration and severity of the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations and financial results, such as the current and potential additional disruptions to the U.S. and EMEA blood supply resulting from evolving impact of macroeconomic developments, including the ongoing conflict in Ukraine and the COVID-19 pandemic; risks associated with Cerus’ lack of longer-term commercialization experience with the INTERCEPT Blood System for Cryoprecipitation and in the United States generally, and its ability to develop and maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to the highly concentrated market for the INTERCEPT Blood System; risks related to how any future platelet additive solution (PAS) supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including IFC for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks that (a) Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, (b) additional manufacturing site Biologics License Applications necessary for Cerus to more broadly distribute the INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all, (c) Cerus may be unable to complete enrollment in its ReCePI and RedeS studies in a timely manner or at all, and (d) Cerus may be unable to obtain the requisite regulatory approvals to advance its pipeline programs, including its INTERCEPT Red Blood Cell Program, and bring them to market in a timely manner or at all; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from the evolving effects of the COVID-19 pandemic, rising interest rates, inflation or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, efficient, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving impact of macroeconomic developments, including the ongoing conflict in Ukraine and the COVID-19 pandemic, (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with Cerus’ ability to access additional funds under its revolving line of credit and to meet its debt service obligations, and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 4, 2022. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Use of Non-GAAP Financial Measures

Cerus has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including adjusted EBITDA. We define adjusted EBITDA as net income (loss) attributable to Cerus Corporation as reported on the consolidated statement of operations, as adjusted to exclude (i) net income (loss) attributable to noncontrolling interest, (ii) provision for (benefit from) income taxes, (iii) foreign exchange (loss)/gain, (iv) interest expense, (v) other income (expense), net (vi) depreciation and amortization, (vii) share-based compensation, (viii) goodwill and asset impairments, (ix) costs associated with our noncontrolling interest in our joint venture in China, and (x) revenue and direct costs associated with our government contracts. We are presenting this non-GAAP financial measure to assist investors in assessing our operating results. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Cerus’ GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cerus’ operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.

Contact:

Jessica Hanover – Vice President, Corporate Affairs

Cerus Corporation

925-288-6137

Supplemental Tables

	Three Months Ended	Nine Months Ended

	September 30, 2022 vs. 2021	September 30, 2022 vs. 2021
Platelet Kit Growth
U.S.	24%	64%
International	8%	15%
Worldwide	19%	46%
Change in Calculated Number of Treatable Platelet Doses*
U.S.	22%	62%
International	13%	19%
Worldwide	18%	43%

*	Dose treatable calculation based on the number of kits sold and the product configuration (single, double, and triple dose kits)

CERUS CORPORATION

REVENUE BY REGION

(in thousands, except percentages)

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2022	2021	$	%	2022	2021	$	%
North America	$26,079	$20,860	$5,219	25%	$73,856	$45,171	$28,685	64%
Europe, Middle East and Africa	13,115	14,965	(1,850)	-12%	42,815	44,473	(1,658)	-4%
Other	377	306	71	23%	1,343	1,350	(7)	-1%

Total product revenue	$39,571	$36,131	$3,440	10%	$118,014	$90,994	$27,020	30%

CERUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Product revenue	$39,571	$36,131	$118,014	$90,994
Cost of product revenue	17,662	17,582	55,456	44,000

Gross profit on product revenue	21,909	18,549	62,558	46,994

Government contract revenue	6,772	5,970	18,980	18,436

Operating expenses:
Research and development	16,220	15,288	45,493	48,119
Selling, general and administrative	19,908	20,357	60,175	59,285

Total operating expenses	36,128	35,645	105,668	107,404

Loss from operations	(7,447)	(11,126)	(24,130)	(41,974)
Total non-operating expense, net	(1,007)	(1,238)	(4,849)	(3,033)

Loss before income taxes	(8,454)	(12,364)	(28,979)	(45,007)
Provision for income taxes	67	73	221	248

Net loss	(8,521)	(12,437)	(29,200)	(45,255)

Net loss attributable to noncontrolling interest	(39)	—	(45)	—

Net loss attributable to Cerus Corporation	$(8,482)	$(12,437)	$(29,155)	$(45,255)

Net loss per share attributable to Cerus Corporation:
Basic and diluted	$(0.05)	$(0.07)	$(0.17)	$(0.27)
Weighted average shares outstanding:
Basic and diluted	177,236	171,904	176,231	170,666

CERUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,875	$48,759
Short-term investments	74,952	80,600
Accounts receivable	28,151	25,129
Inventories	28,329	26,793
Prepaid and other current assets	4,424	5,821

Total current assets	164,731	187,102
Non-current assets:
Property and equipment, net	10,647	12,208
Operating lease right-of-use assets	12,890	12,971
Goodwill	1,316	1,316
Restricted cash and other assets	25,819	23,902

Total assets	$215,403	$237,499

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$49,874	$61,281
Debt – current	42,380	14,697
Operating lease liabilities – current	2,011	1,905
Deferred product revenue – current	754	673

Total current liabilities	95,019	78,556
Non-current liabilities:
Debt – non-current	27,357	54,724
Operating lease liabilities – non-current	15,703	16,260
Other non-current liabilities	3,251	2,342

Total liabilities	141,330	151,882

Stockholders’ equity:	73,120	84,619

Noncontrolling interest	953	998

Total liabilities and stockholders’ equity	$215,403	$237,499

CERUS CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss attributable to Cerus Corporation	$(8,482)	$(12,437)	$(29,155)	$(45,255)
Adjustments to net loss attributable to Cerus Corporation:
Net loss attributable to noncontrolling interest	(39)	—	(45)	—
Provision for income taxes	67	73	221	248
Total non-operating expense, net	1,007	1,238	4,849	3,033

Loss from operations	(7,447)	(11,126)	(24,130)	(41,974)
Adjustments to loss from operations:
Operating depreciation and amortization	987	983	3,083	2,921
Government contract revenue (i)	(6,772)	(5,970)	(18,980)	(18,436)
Direct expenses attributable to government contracts (ii)	4,734	4,595	14,010	15,178
Share-based compensation (iii)	5,768	5,892	17,201	17,033
Impairment	—	—	—	(62)
Costs attributable to noncontrolling interest (iv)	54	70	66	70

Non-GAAP adjusted EBITDA	$(2,676)	$(5,556)	$(8,750)	$(25,270)

i.	Represents revenue related to the cost reimbursement provisions under our government contracts.
ii.

Represents the direct expenses attributable to work supporting government contracts, which are reimbursed and reflect under government contract revenue in the condensed consolidated statement of operations.

iii.	Represents non-cash stock-based compensation.
iv.	Represents costs associated with the noncontrolling interest in Cerus Zhongbaokang (Shandong) Biomedical Co., LTD.